Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-08901, 333-40506, 333-140938, 333-156600 and 333-42233) of Frequency Electronics, Inc. of our report dated July 29, 2010 with respect to our audits of the consolidated financial statements as of and for each of the years ended April 30, 2010 and 2009, which is incorporated by reference in this Annual Report on Form 10-K/A.

/s/ EisnerAmper LLP
EisnerAmper LLP
(formerly Eisner LLP)
November 29, 2010